 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-221615

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 13, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated November 28, 2017)

$

      % Senior Unsecured Notes due 202

Kingstone Companies, Inc. (“Kingstone”) is offering $       in aggregate principal amount of        % Senior Unsecured Notes due December , 202  (the “Notes”). The Notes will bear interest at the rate of        % per year from December       , 2017. We will pay interest on the Notes semi-annually on each of each year, commencing , 2018.

The stated maturity of the Notes will be December , 202 . The Notes will be redeemable at Kingstone’s option, in whole or in part, on , 20 , or on any scheduled interest payment date thereafter, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption. Notes will be issued only in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

The Notes will be unsecured obligations of Kingstone only and will not be obligations of or guaranteed by any of its subsidiaries. The Notes will rank senior in right of payment to any of Kingstone’s existing and future indebtedness that is by its terms expressly subordinated or junior in right of payment to the Notes. The Notes will rank equally in right of payment to all of Kingstone’s existing and future senior indebtedness, but will be effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such secured indebtedness. In addition, the Notes will be structurally subordinated to the indebtedness and other obligations of Kingstone’s subsidiaries.

The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or include the Notes in any automated quotation system.

Per Note	Total
Public offering price(1)%	3
Underwriting discounts and commissions %	3
Proceeds to us, before expenses(2)%	3

(1)
Plus accrued interest, if any, from December   , 2017.

(2)
Before deducting expenses of the offering.

 An investment in the Notes involves risks. You should carefully consider the information under the heading “Risk Factors” on page S-9 of this prospectus supplement and the periodic reports Kingstone files with the Securities and Exchange Commission before investing in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the Notes in book-entry form through the facilities of The Depository Trust Company against payment on December   , 2017. Beneficial interests in the Notes will be shown on, and transfer will be effected only through, records maintained by The Depository Trust Company and its participants.

__________

__________

Prospectus Supplement dated December    , 2017

6487534.10

TABLE OF CONTENTS

Prospectus Supplement

About This Prospectus Supplement	S-ii
Extended Settlement	S-ii
Where You Can Obtain More Information	S-ii
Special Cautionary Note Regarding Forward-Looking Statements	S-iv
Prospectus Supplement Summary	S-1
Risk Factors	S-8
Use of Proceeds	S-11
Capitalization	S-11
Ratio of Earnings to Fixed Charges	S-12
Description of the Notes	S-13
Book-Entry, Delivery and Form of Notes	S-25
Certain Material Federal Income Tax Considerations	S-28
Underwriting	S-30
Legal Matters	S-31
Experts	S-31

Prospectus
About This Prospectus	1
Where You Can Obtain More Information	2
Incorporation of Certain Information by Reference	2
Risk Factors	4
Special Cautionary Note Regarding Forward-Looking Statements	4
The Company	6
Use of Proceeds	6
Description of Debt Securities We May Offer	6
Plan of Distribution	9
Legal Matters	10
Experts	10

We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus, and, if given or made, such information or representations mustnot be relied upon as having been so authorized. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or thereof, that the information contained herein or therein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein or therein is correct as of any time subsequent to its date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus supplement contains specific information about us and the terms on which we are offering and selling the Notes. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the prospectus, the statements made in the prospectus will be deemed modified or superseded by those made in this prospectus supplement and you should rely on the information contained in or incorporated by reference in this prospectus supplement. Before you purchase Notes, you should carefully read this prospectus supplement, the accompanying prospectus and the registration statement, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses that we authorize for use in connection with this offering. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we authorize for use in connection with this offering is accurate or complete as of any date other than the dates of the applicable documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

It is important for you to read and consider all of the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we authorize for use in connection with this offering before making your investment decision to purchase the Notes in this offering.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Notes or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about, and to observe, any and all restrictions applicable to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to those jurisdictions.

Unless the context of this prospectus supplement indicates otherwise, the terms “Kingstone,” the “Company,” “we,” “us” or “our” refer to Kingstone Companies, Inc. and its consolidated subsidiaries. “KICO” refers to Kingstone Insurance Company, our principal operating subsidiary.

EXTENDED SETTLEMENT

We expect that delivery of the Notes will be made to investors on or about December , 2017, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Here, the parties have agreed to a T+3 settlement. Accordingly, purchasers who wish to trade Notes on any day prior to delivery will be required, by virtue of the fact that the Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

WHERE YOU CAN OBTAIN MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington D.C. 20549. You may also obtain copies of these reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy statements, information and registration statements, and other information regarding us that we file electronically with the SEC. In addition, we make available, without charge, through our website, www.kingstonecompanies.com, electronic copies of various filings with the SEC, including copies of Annual Reports on Form 10-K. Information on our website should not be considered a part of this prospectus supplement or the accompanying prospectus, and we do not intend to incorporate in this prospectus supplement or the accompanying prospectus any information contained on our website. Our subsidiary, Kingstone Insurance Company, also has a website at www.kingstoneinsurance.com. The information on that website likewise is not and should not be considered part of this prospectus supplement or the accompanying prospectus and is not incorporated in this prospectus supplement or the accompanying prospectus by reference.

S-ii

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed “furnished” in accordance with SEC rules.

● Our Annual Report on Form 10-K for the year ended December 31, 2016;
● Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;
● Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017;
● Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017;
● Our Current Report on Form 8-K filed on January 23, 2017;
● Our Current Report on Form 8-K filed on January 27, 2017;
● Our Current Report on Form 8-K filed on May 1, 2017;
● Our Current Report on Form 8-K filed on May 15, 2017; and
● Our Current Report on Form 8-K filed on August 11, 2017.
We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements on Schedule DEF 14A.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus thatwe authorize for use in connection with this offering modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement, the accompanying prospectus or any other prospectus supplement except as so modified or superseded.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus supplement or the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement or the accompanying prospectus by requesting them in writing or by telephone from us at:

Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York 12401
(845) 802-7900

S-iii

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus are “forward-looking statements” within the meaning of the protections of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of invoking these safe harbor provisions.

Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and similar expressions. These forward-looking statements may include, among other things:

●	statements relating to projected growth, anticipated improvements in earnings, earnings per share, and other financial performance measures, and management’s long-term performance goals;
●	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
●	statements relating to our business and growth strategies; and
●	any other statements which are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors, including those described under the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Factors That May Affect Future Results and Financial Condition” in our most recent Annual Report on Form 10-K. These risks, uncertainties and other important factors could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

●	the risk of significant losses from catastrophes and severe weather events;
●	the inability to obtain an upgrade to our financial strength rating from A.M. Best or a downgrade in our rating;
●	adverse capital, credit and financial market conditions;
●	the unavailability of reinsurance at current levels and prices;
●	the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;
●	the credit risk of our reinsurers;
●	the inability to maintain the requisite amount of risk-based capital needed to grow our business;
●	the effects of climate change on the frequency or severity of weather events and wildfires;
●	risks related to the current limited market area of our business;
●	risks related to a concentration of business in a limited number of producers;
●	legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;
●	limitations with regard to our ability to pay dividends;
●	the effects of competition in our market areas;
●	our reliance on certain key personnel;
●	risks related to security breaches or other attacks involving our computer systems or those of our vendors; and
●	our reliance on information technology and information systems.
You should not place undue reliance on any forward-looking statement. These risks and uncertainties should be considered in evaluating any forward-looking statement contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. All forward-looking statements speak only as of the date of this prospectus supplement or the accompanying prospectus or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. In addition, our past results are not necessarily indicative of our future results.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the Notes offered by this prospectus supplement. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements, and the other documents that are incorporated by reference in this prospectus supplement or the accompanying prospectus, before making an investment decision. See the “Risk Factors” section of this prospectus supplement beginning on page S-13 and the risks set forth in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the risks involved in investing in the Notes.

Who We Are

We are a property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company (“KICO”), domiciled in the State of New York. We are a multi-line regional property and casualty insurance company writing business exclusively through independent agents and brokers (referred to collectively as “producers”). We currently offer our property and casualty insurance products to individuals and small businesses in New York, New Jersey, Pennsylvania and Rhode Island.

KICO is licensed to write insurance policies in New York, New Jersey, Connecticut, Massachusetts, Pennsylvania, Rhode Island and Texas. Additional applications are pending in New Hampshire and Maine.

KICO has an A.M. Best financial strength rating of A- (Excellent) and a Demotech financial stability rating of A (Exceptional). The A.M. Best and Demotech ratings generally make our policies acceptable to mortgage lenders that require homeowners to purchase insurance.

On July 1, 2009, we completed the acquisition of 100% of the issued and outstanding common stock of KICO (formerly known as Commercial Mutual Insurance Company or CMIC) pursuant to the conversion of CMIC from an advance premium cooperative to a stock property and casualty insurance company. CMIC was formed in 1886.

Our common stock is listed for trading on The NASDAQ Capital Market under the symbol “KINS.”

Corporate Information

Our headquarters are located at 15 Joys Lane, Kingston, New York 12401. Our telephone number is (845) 802-7900. Our subsidiary, Kingstone Insurance Company, has a website at www.kingstoneinsurance.com and we maintain certain information on our website at www.kingstonecompanies.com. The information on those websites should not be considered part of this prospectus supplement or the accompanying prospectus and is not incorporated into this prospectus supplement or the accompanying prospectus by reference.

The Offering
Issuer:	Kingstone Companies, Inc. (“Kingstone”)

Type of Security:	Senior Unsecured Notes (the “Notes”)

Principal Amount Offered:	$

Trade Date:	December , 2017

Settlement Date:	December , 2017

Maturity Date:	December , 202

Interest Rate:	%
Issue Price:	%
Interest Payment Dates:	Semi-annually pay on each and through the maturity date or early redemption date. The first interest payment will be made on , 2018.
Day Count Convention:	30/360

Denominations:	Kingstone will issue the Notes only in minimum denominations of $1,000 and integrals of $1,000 in excess thereof.

Use of Proceeds:
Kingstone intends to use the net proceeds from the offering primarily to support organic growth, including contributions to Kingstone Insurance Company. Remaining funds will be utilized for general corporate purposes.

Optional Redemption:
Kingstone may redeem the Notes, in whole or in part, at any time or from time to time at the redemption prices described under “Description of the Notes—Optional Redemption” in this prospectus supplement.

Subordination; Ranking:
The Notes will be obligations of Kingstone Companies, Inc., and will rank senior in right of payment to any of Kingstone’s existing and future indebtedness that is by its terms expressly subordinated or junior in right of payment of the Notes. The Notes will rank equally in right of payment to all of Kingstone’s existing and future senior indebtedness, but will be effectively subordinated to any secured indebtedness to the extent of the value of the collateral securing such secured indebtedness. See “Description of Notes—Ranking” in this prospectus supplement.

Events of Default; Remedies:

The Notes will contain events of default, the occurrence of which may result in the acceleration of Kingstone’s obligations under the Notes in certain circumstances. See “Description of Notes—Events of Default; Waiver” in this prospectus supplement.

Certain Covenants:

The Notes will be issued under an indenture and supplemental indenture (collectively, the “Indenture”) to be dated as of the issuance date between Kingstone and the Trustee. The Indenture contains covenants that, among other things, limit: (i) the ability of Kingstone to merge or consolidate, or lease, sell, assign or transfer all or substantially all of its assets; (ii) the ability of Kingstone to sell or otherwise dispose of the equity securities of certain of its subsidiaries; (iii) the ability of certain of Kingstone’s subsidiaries to issue equity securities; (iv) the ability of Kingstone to permit certain of its subsidiaries to merge or consolidate, or lease, sell, assign or transfer all or substantially all of their respective assets; and (v) the ability of Kingstone and its subsidiaries to incur debt secured by equity securities of certain of its subsidiaries. See “Description of Notes—Certain Covenants” in this prospectus supplement.

Further Issuances:

Kingstone may, from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional Notes in the future with the same terms as the Notes, except for the issue date and offering price, and such additional Notes shall be consolidated with the Notes issued in this offering and form a single series.

Trustee:	Wilmington Trust, National Association

Governing Law:	The Indenture and the Notes will be governed by the laws of New York. The Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended.

Summary Selected Financial Data

The following table sets forth summary consolidated financial data of Kingstone Companies, Inc. The financial data as of and for the nine months ended September 30, 2017 and 2016 have been derived from our unaudited financial statements contained in our Quarterly Report on Form 10-Q for the period ended September 30, 2017, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The financial data as of December 31, 2016 and 2015 and for the years then ended have been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, which is also incorporated by reference into this prospectus supplement and the accompanying prospectus. The financial data as of December 31, 2014 and for the year then ended have been derived from our audited financial statements that are not included in this prospectus supplement or the accompanying prospectus.  The summary consolidated financial results in the table below are not necessarily indicative of our expected future operating results. The following summary historical financial information should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto appearing in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the period ended September 30, 2017, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2017	2016	2016	2015	2014
	(in thousands, except per share data and ratios)
Selected Statement of Income Data:
Revenue:
Direct written premiums(1)	$89,424	$76,375	$103,192	$91,004	$76,255
Net written premiums(1)	$68,723	$48,847	$65,926	$60,385	$43,295
Net premiums earned	$54,838	$45,189	$61,408	$48,612	$32,628
Ceding commission revenue	8,208	8,274	11,268	11,473	13,910
Net investment income	2,917	2,286	3,115	2,564	1,800
Net realized gain (loss) on sale
of investments	97	605	529	(50)	707
Other income	926	831	1,116	1,577	1,006
Total revenue	66,986	57,185	77,436	64,176	50,051
Expenses:
Loss and loss adjustment expenses	22,821	20,406	27,790	23,180	17,032
Commission expenses	15,491	13,400	18,327	15,317	12,125
Other underwriting expenses	12,887	10,982	14,866	12,833	10,656
Other operating expenses	2,731	1,292	1,909	1,504	1,487
Depreciation and amortization	1,023	835	1,125	1,032	875
Interest expense	-	-	-	-	-
Total expenses	54,955	46,915	64,018	53,867	42,176
Income from operations before taxes	12,031	10,270	13,418	10,309	7,875
Income tax expense	3,976	3,426	4,518	3,349	2,547
Net income	$8,055	$6,844	$8,900	$6,960	$5,328
Earnings per share:
Basic	$0.78	$0.89	$1.15	$0.95	$0.73
Diluted	$0.77	$0.89	$1.14	$0.94	$0.72
Other Data:
Ratios to net premiums earned:
Loss and loss adjustment expenses	41.6%	45.2%	45.3%	47.7%	52.2%
Expense(2)	35.2%	33.8%	33.9%	32.3%	24.9%
Combined	76.8%	79.0%	79.2%	80.0%	77.1%
Dividends declared and paid
per common share	$0.2225	$0.1875	$0.2500	$0.2125	$0.1800

(1)
This measure is not based on GAAP and is defined and reconciled to the most directly comparable GAAP measure in “Information Regarding Non-GAAP Measures” below.

(2)
Expense ratio is calculated by dividing the sum of commission expenses and other underwriting expenses less ceding commission revenue and insurance underwriting business other income by net premiums earned. See the reconciliation under “—Additional Financial Information.”

	At September 30,		At December 31,
	2017	2016	2016	2015	2014
	(in thousands, except per share data and ratios)
Selected Balance Sheet Data:
Cash and investments	$155,738	$108,968	$107,556	$90,397	$74,174
Premiums receivable	13,395	11,516	11,649	10,622	8,947
Reinsurance receivables	24,971	31,213	32,198	31,270	35,575
Total assets	215,407	169,480	169,446	149,130	134,996
Loss and loss adjustment expenses	42,291	39,802	41,737	39,877	39,913
Unearned and advance premiums	65,529	55,810	56,416	50,090	41,465
Reinsurance balances payable	1,812	3,996	2,146	1,689	2,096
Deferred ceding commission revenue	3,954	6,653	6,852	6,435	5,957
Notes payable	-	-	-	-	-
Total liabilities	121,589	112,812	112,766	103,853	94,495
Total stockholders’ equity	$93,818	$56,668	$56,681	$45,277	$40,501
Other Data:
Statutory surplus	$76,829	$47,720	$49,962	$39,073	$34,425
Book value per share	$8.83	$7.16	$7.15	$6.18	$5.54
Return on average shareholders’ equity (1)	14.3%	17.9%	17.5%	16.2%	14.0%

(1) Percentages at September 30, 2017 and 2016 are annualized.

Additional Financial Information

The following table summarizes the key insurance underwriting measures for the nine months ended September 30, 2017 and 2016 and the years ended December 31, 2016, 2015 and 2014.

Contingent ceding commission revenue is impacted by losses incurred in the prior calendar year. The ceding commission rate paid under our quota share reinsurance treaties is based on the ultimate treaty year loss ratio. The quota share treaty year begins on July 1st and ends on June 30th of the following year.

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2017	2016	2016	2015	2014
	(in thousands, except ratios)

Net premiums earned	$54,838	$45,189	$61,408	$48,612	$32,628

Reconciliation of Loss and Loss Adjustment Expense Ratio:
Net loss and loss adjustment expenses	22,821	20,405	27,790	23,180	17,032
Less: Net losses from catastrophes	-	(1,402)	(1,402)	(2,091)	(941)
Net loss and loss adjustment expenses excluding
the effect of catastrophes	22,821	19,003	26,388	21,089	16,091

Net loss and loss adjustment expense ratio	41.6%	45.2%	45.3%	47.7%	52.2%
Less: Effect of catastrophe loss on loss ratio	0.0%	(3.1)%	(2.3)%	(4.3)%	(2.9)%
Net loss and loss adjustment expense ratio excluding
the effect of catastrophes	41.6%	42.1%	43.0%	43.4%	49.3%

Reconciliation of Expense Ratio:
Commission expense	$15,491	$13,400	$18,327	$15,317	$12,125
Other underwriting expenses	12,887	10,982	14,866	12,833	10,656
Less: Ceding commission revenue	(8,208)	(8,274)	(11,268)	(11,473)	(13,910)
Less: Insurance underwriting business other income	(881)	(820)	(1,102)	(992)	(749)
Net underwriting expense	$19,289	$15,288	$20,823	$15,685	$8,122
Less: Reduced contingent ceding commission revenue
from catastrophes	-	-	-	(1,281)	(517)
Net underwriting expense excluding the effect of catastrophes	$19,289	$15,288	$20,823	$14,404	$7,605

Expense ratio	35.2%	33.8%	33.9%	32.3%	24.9%
Less: Effect of catastrophe loss on expense ratio	0.0%	0.0%	0.0%	(2.7)%	(1.6)%
Expense ratio excluding the effect of catastrophes	35.2%	33.8%	33.9%	29.6%	23.3%

Reconciliation of Net Combined Ratio:
Net combined ratio	76.8%	79.0%	79.2%	80.0%	77.1%
Less: Effect of catastrophe loss on net combined ratio	0.0%	(3.1)%	(2.3)%	(7.0)%	(4.5)%
Net combined ratio excluding the effect of catastrophes	76.8%	75.9%	76.9%	73.0%	72.6%

Information Regarding Non-GAAP Measures

Direct written premiums - represents the total premiums charged on policies issued by us during the respective fiscal period.

Net written premiums - represents direct written premiums less premiums ceded to reinsurers.

Net premiums earned - is the GAAP measure most closely comparable to direct written premiums and net written premiums. Our management uses direct written premiums and net written premiums, along with other measures, to gauge our performance and evaluate results. Direct written premiums and net written premiums are provided as supplemental information, are not a substitute for net premiums earned and do not reflect our net premiums earned.

The table below details the direct written premiums and net premiums earned for the periods indicated:

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
	2017	2016	2016	2015	2014
	(in thousands, except percentages)
Direct and Net Written Premiums Reconciliation:

Direct written premiums	$89,424	$76,375	$103,192	$91,004	$76,255
Assumed written premiums	18	15	28	41	49
Ceded written premiums	(20,719)	(27,543)	(37,294)	(30,660)	(33,010)

Net written premiums	68,723	48,847	65,926	60,385	43,294
Change in unearned premiums	(13,885)	(3,658)	(4,518)	(11,773)	(10,666)

Net premiums earned	$54,838	$45,189	$61,408	$48,612	$32,628

RISK FACTORS

In addition to the other information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize for use in connection with this offering, the following factors should be carefully considered before making a decision to invest in the Notes. Any of the following risks, either alone or taken together, could materially and adversely affect our business, financial condition, liquidity, results of operations, regulatory capital levels and prospects. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, we could be materially and adversely affected. There may beadditional risks that we do not presently know or that we currently believe are immaterial that could also materially and adversely affect our business, financial condition, liquidity, results of operations, regulatory capital levels and prospects. In any such case, we could default in the payment of principal or interest on the Notes or in the performance of other obligations under the Notes and you could lose all or a part of your investment.

Risks Related to the Notes

There are limited covenants in the Indenture.

In addition to our currently outstanding obligations and any Notes issued pursuant to this offering, neither Kingstone nor any of its subsidiaries are restricted from incurring additional debt or other liabilities, including additional senior debt or secured debt. under the Indenture. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected.

The indebtedness we may incur in the future could have important consequences for the holders of the Notes, including:

●
limiting our ability to satisfy our obligations with respect to the Notes;

●
increasing our vulnerability to general adverse economic and industry conditions;

●
limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

●
requiring a substantial portion of our cash flow from operations for the payment of principal of, and interest on, our indebtedness and thereby reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements; and

●
limiting our flexibility in planning for, or reacting to, changes in our business and the industry, and putting us at a disadvantage compared to competitors with less indebtedness. dasdsdasd

In addition, we are not restricted under the Indenture from granting security interests in our assets, except to the extent described under “Description of the Notes — Merger, Consolidation, Sale, Lease or Conveyance” and “— Certain Covenants” in this prospectus supplement, or from paying dividends or issuing or repurchasing securities.

Moreover, the Indenture does not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Notes in the event that we experience material adverse changes in our financial condition or results of operations. Holders of the Notes are also not protected under the Indenture in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction, except to the extent described under “Description of the Notes — Merger, Consolidation, Sale, Lease or Conveyance” and “— Certain Covenants” in this prospectus supplement.

For these reasons, you should not consider the covenants in the Indenture a significant factor in evaluating whether to invest in the Notes.

Although the Notes are “senior notes,” they will be effectively subordinate to any secured indebtedness we may incur and structurally subordinate to all liabilities of our subsidiaries. Effective and structural subordination increases the risk that we will be unable to meet our obligations on the Notes when they mature.

The Notes are unsecured and, therefore, will effectively be subordinated to any secured indebtedness that we may incur to the extent of the value of the collateral securing such indebtedness. As of the date of this prospectus, we do not have any secured indebtedness outstanding, but the Indenture does not limit the incurrence of additional indebtedness by us, including indebtedness senior to the Notes, or by our subsidiaries. In the event of a bankruptcy or similar proceeding involving us, any of our assets which serve as collateral for any secured indebtedness will be available to satisfy the obligations under such secured indebtedness before any payments are made on the Notes.

The Notes will be obligations of Kingstone only, are not obligations of its subsidiaries, and are not guaranteed by any of its subsidiaries. In addition, the Notes will be structurally subordinated to all existing and future indebtedness and liabilities, including trade payables and lease obligations, of each of our present and future subsidiaries. Our right to participate in any distribution of assets of our subsidiaries upon their liquidation or reorganization or otherwise, and thus your ability as a holder of theNotes to benefit indirectly from such distribution, will be subject to the prior claims of preferred equity holders (if any) and creditors of its present and future subsidiaries, except to the extent that Kingstone may be recognized as a creditor with allowed claims against the subsidiary. Our present and future subsidiaries may incur additional debt and liabilities in the future, all of which would rank structurally senior to the Notes.

State statutes limit the aggregate amount of dividends that KICO may pay us, thereby limiting its funds to make principal and interest payments on debt obligations, including its obligations under the Notes.

As a holding company without significant operations of its own, Kingstone’s principal sources of funds are dividends and other payments from KICO. State insurance laws limit the ability of KICO to pay dividends and require KICO to maintain specified minimum levels of statutory capital and surplus. The aggregate maximum amount of dividends permitted by law to be paid by an insurance company does not necessarily define an insurance company’s actual ability to pay dividends. The actual ability to pay dividends may be further constrained by business and regulatory considerations, such as the impact of dividends on surplus, by our competitive position and by the amount of premiums that we can write. Without regulatory approval, the aggregate maximum amount of dividends that could be paid to Kingstone at September 30, 2017 by KICO is $3.0 million. A dividend of $0.8 million was subsequently paid to Kingstone by KICO in November 2017. State insurance regulators have broad discretion to limit the payment of dividends by insurance companies. Our ability to pay interest on the Notes as it comes due and the principal of the Notes at their maturity may be limited by these regulatory constraints.

We may not be able to generate sufficient cash to service our debt obligations, including the Notes.

Our ability to make payments on and to refinance our indebtedness, including the Notes, will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities available to us sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes.

There may be no active trading market for the Notes.

The Notes will be a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or to include the Notes in any automated quotation system. Although the underwriter has advised us that, following completion of the offering of Notes, the underwriter currently intends to make a secondary market in the Notes, they are not obligated to do so and may discontinue any market-making activities at any time without notice. Accordingly, there can be no assurance that a trading market for the Notes will develop or be maintained. If an active trading market for the Notes does not develop or is not maintained, the market or trading price and liquidity of the Notes may be adversely affected. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and our financial condition and results of operations.

The price at which holders will be able to sell their Notes prior to maturity will depend on a number of factors and may be substantially less than the amount originally invested.

We believe that the value of the Notes in any secondary market will be affected by the supply and demand of the Notes, the interest rate, their ranking and a number of other factors. The following factors may have an impact on the market value of the Notes:

●
United States interest rates.   We expect that the market value of the Notes will be affected by changes in interest rates in the United States. In general, if U.S. interest rates increase, the market value of the Notes may decrease.

●
Our credit ratings, financial condition and results.   Actual or anticipated changes in our A.M. Best ratings, other credit ratings, financial condition or results of operations may affect the market value of the Notes.

●
General economic conditions.   General economic conditions may affect the market value of the Notes.

●
Market for similar securities.   The market for similar securities may affect the market value of the Notes.

Some of these factors are interrelated in complex ways. As a result, the effect of any one factor, such as an increase in United States interest rates, may be offset or magnified by the effect of one or more other factors.

Holders of the Notes will have limited rights if there is an event of default.

For all types of default, including default in the payment of principal or interest on the Notes or in the performance of any other obligations under the Notes, the acceleration of the principal amount of the Notes can only be activated by the Trustee or the holders of at least 25% in principal amount of the outstanding Notes.

We may redeem the Notes before maturity, and holders of the redeemed Notes may be unable to reinvest the proceeds at the same or a higher rate of return.

We may redeem all or a portion of the Notes as described under “Description of the Notes — Optional Redemption.” If redemption does occur, holders of the redeemed Notes may be unable to reinvest the money received in the redemption at a rate that is equal to or higher than the rate of return on the Notes.

The effect of Congressional tax reform proposals on us and on the holders of the Notes is uncertain.

Congress is currently considering various legislative proposals for tax reform that would result in significant changes to U.S. tax rules.  It is possible that one or more proposals currently being considered or future tax reform proposals could be enacted that would have an adverse impact on our business, financial condition and results of operations or an adverse impact on the holders of the Notes. The timing and details of any tax reform legislation, as well as the impact it may have on us, or on owners of our Notes, remain unclear.

USE OF PROCEEDS

We expect that the net proceeds of this offering, after deducting underwriting discounts and commissions and other estimated offering expenses, will be approximately $      . We will retain broad discretion over the use of the net proceeds from the sale of the Notes. We intend to use the net proceeds of this offering:

●	primarily to support organic growth including contributions to KICO; and

●	for general corporate purposes.

Before we apply any of the proceeds for any uses, they likely will be temporarily invested in short-term investment securities. The precise amounts and timing of the application of proceeds has yet to be determined by our management.

CAPITALIZATION

The following table sets forth our unaudited consolidated capitalization as of September 30, 2017. Our capitalization is presented:

●
on an actual basis; and

●
on an as-adjusted basis to give effect to the sale of $        aggregate principal amount of the Notes offered hereby.

This information should be read together with our consolidated financial statements and other financial information set forth in our Quarterly Report on Form 10-Q for the period ended September 30, 2017, which is incorporated herein by reference.

	Actual At September 30, 2017 (unaudited)	As Adjusted At September 30, 2017 (unaudited)

Long-Term Debt	$-	$

Stockholders’ Equity
Preferred stock, $.01 par value; 2,500,000 shares authorized; -0- shares issued and outstanding	$-	$-
Common stock, $.01 par value; 20,000,000 shares authorized; 11,610,216 shares issued; 10,623,407 shares outstanding	116,102	116,102
Capital in excess of par	68,306,831	68,306,831
Accumulated other comprehensive income	1,312,431	1,312,431
Retained earnings	26,254,620	26,254,620
Treasury stock, at cost, 986,809 shares	(2,172,299)	(2,172,299)
Total stockholders’ equity	93,817,685	93,817,685
Total capitalization	$93,817,685	$

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of consolidated earnings to fixed charges for each of the preceding five fiscal years.

Fiscal Year Ended December 31,
2016	2015	2014	2013	2012
N/A	N/A	N/A	37.66x	14.11x

For purposes of calculating these ratios, (a) “earnings” consist of pre-tax income (loss) plus fixed charges less capitalized interest, and (b) “fixed charges” consist of interest expense.

DESCRIPTION OF THE NOTES

The Notes will be a series of our senior unsecured debt securities as described in the accompanying prospectus under “Description of Debt Securities We May Offer.” The Notes will be issued under a senior unsecured debt securities indenture to be dated December , 2017 (referred to herein as the “base indenture”), between us and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture with respect to the Notes. In this section, we refer to the base indenture, as supplemented by such supplemental indenture, as the Indenture. The following description of the Notes and the Indenture may not be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Notes and the Indenture. Wherever we refer to particular sections or defined terms of the Indenture, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus supplement. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. The following description of the particular terms of the Notes supplements and replaces any inconsistent information set forth under the heading “Description of Debt Securities We May Offer” in the accompanying prospectus.

General

The Notes will constitute a separate series of senior unsecured debt securities under the Indenture and will be issued in an initial aggregate principal amount of $ and will mature on December , 202 (referred to herein as the “maturity date”), unless redeemed earlier as described below. The Notes will be issued only in fully registered book-entry form without coupons and in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will be issued pursuant to the Indenture.

We may, without the consent of any of the holders of the Notes, create and issue additional senior unsecured debt securities so that those additional senior unsecured debt securities would form a single series with the Notes (referred to herein as “same-series debt securities”) or that would form a new series of senior unsecured debt securities. Such same-series debt securities would have the same terms as the Notes in all respects, except for the issue date, the issue price and the initial interest payment date. The Notes offered by this prospectus supplement and any same-series debt securities would rank equally and ratably and would be treated as a single series of senior unsecured debt securities for all purposes under the Indenture.

The Notes will bear interest at the rate of % per year, accruing from December , 2017. Interest on the Notes will be payable semi-annually in arrears on each and of each year (each referred to herein as an “interest payment date”), commencing , 2018, to the persons in whose names the Notes are registered at the close of business on the preceding and , respectively. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date, redemption date or the maturity date of the Notes is not a business day, then payment of the principal and interest may be made on the next business day. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

The registered holder of a Note will be treated as the owner of the Note for all purposes. Only registered holders have rights under the Indenture. Payment of the principal of, and interest on, the Notes represented by a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered owner and holder of such global note. See “Book-Entry, Delivery and Form of Notes” in this prospectus supplement for more information.

The Indenture contains no covenants or restrictions restricting the incurrence of debt by Kingstone or its subsidiaries. The Indenture contains no financial covenants and does not restrict Kingstone from paying dividends or issuing or repurchasing other securities, and does not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving Kingstone or its subsidiaries that may adversely affect Kingstone’s credit quality, except to the extent described under the headings “— Merger, Consolidation, Sale, Lease or Conveyance” and “— Certain Covenants” below.

The Notes will not be subject to, or entitled to the benefits of, a sinking fund or repurchase by Kingstone at the option of the holders. In addition, the Notes will not be convertible into, or exchangeable for, any other securities.

We may from time to time purchase the Notes in the open market or otherwise.

Interest

Interest on the Notes will accrue at the rate of % per annum, accruing from December , 2017. Interest on the Notes will be payable semi-annually on each and of each year, beginning , 2018. Kingstone will make each interest payment to the registered holders of Notes at the close of business on the and next preceding the applicable interest payment date. Interest on the Notes at the maturity date will be payable to the persons to whom principal is payable. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest payments on the Notes will be the amount of interest accrued from and including December , 2017 or the most recent interest payment date on which interest has been paid to but excluding the interest payment date or the maturity date, as the case may be.

If an interest payment date, redemption date or the maturity date falls on a day that is not a business day, the related payment of interest and principal will be made on the next day that is a business day, and no interest on the Notes or such payment will accrue for the period from and after such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made. A “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or the place for payment are authorized by law, regulation or executive order to remain closed.

Methods of Receiving Payments on the Notes

The Notes will be payable as to principal and interest at the office or agency of the paying agent (which may be Kingstone) or, at our option, payment of interest may be made by check mailed to the holders of the Notes at their addresses set forth in the register of holders, and provided that all payments of principal and interest with respect to Notes a holder of which owns at least $10 million aggregate principal amount of Notes and has given wire transfer instructions to the paying agent at least ten (10) business days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the holder thereof.

Optional Redemption

At any time and from time to time, the Notes will be redeemable, in whole or from time to time in part, at our option at a redemption price equal to the greater of:

●
100% of the principal amount of the Notes to be redeemed; and

●
 the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due on the final maturity date of the Notes (exclusive of interest accrued to the applicable redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus              basis points,

plus, in the case of both the first and second bullet points above, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, the redemption date.

In addition, at any time and from time to time on or after             , 202   , (three months prior to their stated maturity) the Notes will be redeemable, in whole or from time to time in part, at our option at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Comparable Treasury Issue” means, with respect to any redemption date for the Notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date for the Notes, (1) the average of five Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotation, (2) if the Independent Investment Banker obtains fewer than five but more than one Reference Treasury Dealer Quotations for the redemption date, the average of all such quotations or (3) if the Independent Investment Banker obtains only one Reference Treasury Dealer Quotation for the redemption date, that Reference Treasury Dealer Quotation.

“Independent Investment Banker” means, with respect to any redemption date for the Notes, an independent investment banking institution of national standing in the United States of America appointed by us.

“Reference Treasury Dealer” means, with respect to any redemption date for the Notes, any primary U.S. Government securities dealer in New York City selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date for the Notes, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date for the Notes:

●
the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently available Data Download Program designated “H.15” or any successor publication or program which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the final maturity date for the Notes, yields for the two published maturities most closely corresponding to such Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

●
if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for such applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding such redemption date.

The Treasury Rate shall be calculated on the third business day preceding the applicable redemption date.

Notice of any redemption will be mailed at least 15 days but not more than 45 days before the redemption date to each holder of Notes to be redeemed at such holder’s registered address. If less than all the Notes of a series are to be redeemed, at our option, the Trustee will select, in such manner as it deems fair and appropriate, the Notes (or portions thereof) of such series to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption on such redemption date.

Nothing in the Indenture prohibits us from acquiring the Notes by means other than a redemption, whether pursuant to an issuer tender offer or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Notes will be redeemed according to DTC’s procedures or, in the case of definitive notes, on a pro rata basis. Notes and portions of Notes selected shall be in minimum amounts of $1,000 or whole multiples of $1,000 in excess thereof, except that, if all of the Notes of a holder are to be redeemed, the entire outstanding amount of Notes held by such holder, even if not a multiple of  $1,000, shall be redeemed.

Notice of redemption will be given to each holder of Notes to be redeemed at least 30 but no more than 60 days before the applicable redemption date, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of any Note being redeemed in part upon surrender for cancellation of the original Note. Notes called for redemption become due and payable on the date fixed for redemption.

Listing

We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system.

Events of Default; Waiver

An “event of default,” when used in the Indenture, means any of the following:

●
Kingstone’s default in the payment of any installment of interest on the Notes as and when due and payable, and continuance of such default for a period of 30 days;

●
Kingstone’s default in the payment of the principal on the Notes as and when due and payable either at maturity, upon redemption, by declaration of acceleration or otherwise;

●
Kingstone’s failure to duly observe or perform any of the covenants, warranties or agreements on the part of Kingstone in respect of the Notes in the Indenture (other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the Indenture governing eventsof default) and the continuance of such default or breach for a period of 90 days after the date on which written notice of such failure, specifying such failure and requiring the same to be remedied, shall have been given to Kingstone by the Trustee, by registered mail, or to Kingstone and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes;

●
if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of Kingstone, whether such indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $30 million in principal amount of such indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such indebtedness in principal amount in excess of  $30 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after the date on which written notice of such failure, specifying such failure and requiring the same to be remedied, shall have been given to Kingstone by the Trustee, by registered mail, or to Kingstone and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes;

●
the failure by Kingstone within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $30 million, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

●
a decree or order by a court having jurisdiction in the premises shall have been entered adjudging Kingstone bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of Kingstone under the Federal bankruptcy laws or any other similar applicable Federal or state law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee or other similar official in bankruptcy or insolvency of Kingstone or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or

●
Kingstone shall institute proceedings to be adjudicated voluntarily bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking an arrangement or a reorganization under the Federal bankruptcy laws or any other similarapplicable Federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee or other similar official in bankruptcy or insolvency of it or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

If an event of default occurs and continues, the Trustee by notice to Kingstone, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to Kingstone (with a copy to the Trustee), may declare the entire principal of and all accrued but unpaid interest on all the Notes to be due and payable immediately. Subject to certain conditions, but before a judgment or decree for payment of the money due has been obtained, such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the outstanding Notes. The Indenture also provides that the holders of a majority in principal amount of the Notes may waive any existing default with respect to the Notes and its consequences, except a default in the payment of the principal of and interest on the Notes.

The holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may decline to follow any such direction if the Trustee determines upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involvethe Trustee in personal liability or if the Trustee in good faith determines that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of holders of the Notes not joining in the giving of suchdirections. In addition, the Trustee may take any other action deemed proper by the Trustee not inconsistent with such direction received from the holders of the Notes. The Trustee shall not be obligated to take any action at the direction of holders unless such holders have provided to the Trustee security or indemnity satisfactory to the Trustee.

In case an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of Notes unless such holders have offered to the Trustee indemnification satisfactory to the Trustee. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a Note may pursue any remedy with respect to the Indenture or such Note unless:

●
such holder has previously given the Trustee written notice of the occurrence of an event of default and the continuance thereof;

●
holders of not less than 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

●
such holders provide to the Trustee security or indemnity reasonably acceptable to the Trustee against any loss, liability or expense;

●
the Trustee has not complied with such request within 60 days after receipt of the request and the provision of security or indemnity reasonably acceptable to the Trustee; and

●
the holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request within such 60-day period.

Except in the case of a default or event of default in payment of principal of and interest on any Note, the Trustee will be protected in withholding notice of a default or event of default if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the holders of the Notes. Kingstone is required to deliver to the Trustee annually a statement from its applicable officers regarding whether or not they have knowledge of any default or event of default. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the Indenture with respect to the Notes.

Ranking

The Notes will be senior unsecured indebtedness of Kingstone Companies, Inc. only and will not be obligations of or guaranteed by any of its subsidiaries. As such, the Notes will:

●
rank senior in right of payment to any of Kingstone’s existing and future indebtedness and other obligations that are, by their terms, expressly subordinated or junior in right of payment to the Notes;

●
rank equally in right of payment to all of Kingstone’s existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated or junior in right of payment to the Notes;

●
be effectively subordinated to all of Kingstone’s existing and future secured indebtedness and other obligations to the extent of the value of the collateral securing such secured indebtedness and other obligations; and

●
be structurally subordinated to the indebtedness and other obligations of all of Kingstone’s subsidiaries.

Merger, Consolidation, Sale, Lease or Conveyance

The terms of the Indenture and the Notes do not prevent any consolidation or merger of Kingstone with or into any other person, or successive consolidations or mergers in which Kingstone or its successor or successors is a party or parties, or prevent any sale, conveyance or lease of all or substantially all of the property of Kingstone to any other person authorized to acquire and operate the same. However, the terms of the Indenture and the Notes require that any such consolidation, merger, sale, conveyance or lease be upon the condition that:

●
immediately after such consolidation, merger, sale, conveyance or lease, the person formed by or surviving any such consolidation or merger, or to which such sale, conveyance or lease is made, is not in default in the performance or observance of any of the terms, covenants and conditions of the Indenture to be kept or performed by Kingstone; and

●
the due and punctual payment of the principal of and premium, if any, and interest on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by Kingstone, are expressly assumed by the person (if other than Kingstone) formed by such consolidation, or into which Kingstone is merged, or by the person which shall have acquired or leased such property.

Upon any such consolidation or merger, sale, lease or conveyance, the successor corporation formed, or into which Kingstone is merged or to which such sale, conveyance or transfer is made, shall succeed to, and be substituted for, Kingstone under the Indenture with the same effect as if it had been an original party to the Indenture. As a result, Kingstone will be released from all its liabilities and obligations under the Indenture and under the Notes.

Although there is a limited body of case law interpreting the phrase “substantially all” and similar phrases, there is no precisely established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “substantially all” the property or assets of a person.

Certain Covenants

Subject to certain exceptions, the Indenture:

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prohibits Kingstone from, directly or indirectly, selling, assigning, pledging, transferring or otherwise disposing, and Kingstone cannot permit any of its subsidiaries to, directly or indirectly, sell, pledge, assign, transfer or otherwise dispose of, shares of voting capital stock, or securities convertible into voting capital stock, or options, warrants or rights to subscribe for or purchase voting capital stock of a Material Subsidiary; and

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prohibits Kingstone from permitting a Material Subsidiary to issue, sell or otherwise dispose of any shares of its voting capital stock or securities convertible into its voting capital stock or options, warrants or rights to subscribe for or purchase its voting capital stock, unless Kingstone will own, directly or indirectly, at least 90% of the issued and outstanding voting stock of the Material Subsidiary after giving effect to that transaction. The covenant described in the preceding sentence does not apply to any transaction of the type described above under “— Merger, Consolidation, Sale, Lease or Conveyance.”

Furthermore, under the Indenture, Kingstone may not permit a Material Subsidiary to:

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merge or consolidate with or into any corporation or other person, unless such Material Subsidiary is the surviving corporation or person, or unless Kingstone will own, directly or indirectly, at least 90% of the surviving corporation’s issued and outstanding voting stock;

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lease, sell, assign or transfer all or substantially all of its properties and assets to any corporation or other person (other than us), unless Kingstone will own, directly or indirectly, at least 90% of the issued and outstanding voting stock of that corporation or other person; or

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pay any dividend in a Material Subsidiary’s voting capital stock or make any other distribution in its voting capital stock, other than to Kingstone or its other subsidiaries, unless the Material Subsidiary to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and any premium and interest on the Notes.

A Material Subsidiary means a direct or indirect subsidiary of Kingstone that is an insurance company with statutory surplus of at least $15 million for the most recently completed fiscal quarter.

However, Kingstone may agree to any such merger or consolidation or sale, lease, assignment, pledge or transfer of securities, properties or assets if: (i) required by law and such lease, sale, assignment or transfer of securities is made to any person for the purpose of the qualification of such person to serve as a director; (ii) such lease, sale, assignment or transfer of securities is made by Kingstone or any of its subsidiaries acting in a fiduciary capacity for any person other than Kingstone or any of its subsidiaries; (iii) made in connection with the consolidation of Kingstone with or the sale, lease or conveyance of all or substantially all of the assets of Kingstone to, or merger of Kingstone with or into, any other person (as to which the covenant described above under the heading “— Merger, Consolidation, Sale, Lease or Conveyance” shall apply); or (iv) it is required as a condition imposed by any law or any rule, regulation or order of any governmental agency or authority to the acquisition by Kingstone of another entity; provided that in the case of  (iv) only, after giving effect to such acquisition, (y) at least 90% of the issued and outstanding voting stock of such entity will be owned, directly or indirectly, by Kingstone and (z) Kingstone’s consolidated assets will be at least equal to 70% of its consolidated assets prior to the acquisition. These covenants will not prohibit Kingstone or a Material Subsidiary from pledging any assets to secure borrowings incurred in the ordinary course of business.

Furthermore, for so long as the Notes are outstanding, Kingstone may not under the Indenture, nor may it permit any of its subsidiaries to, incur debt for borrowed money, commitments for the extension of debt for borrowed money or other obligations in excess of the greater of  (i) $10 million and (ii) 10% of shareholders’ equity as reported in the most recent consolidated financial statements filed with the Securities and Exchange Commission, in each case in the aggregate, which is secured by any shares of voting stock of a Material Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that voting stock) without making effective provision for securing the Notes equally and ratably with that secured debt. However, this covenant will not apply to the extent that Kingstone continues to own, directly or indirectly, at least 90% of the issued and outstanding voting stock of each Material Subsidiary (treating that encumbrance as a transfer of those shares to the secured party). The foregoing restriction does not apply to any:

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pledge, encumbrance or lien to secure Kingstone’s indebtedness or the indebtedness of a subsidiary as part of the purchase price of such shares of voting stock, or incurred prior to, at the time of or within 120 days after acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

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lien for taxes, assessments or other government charges or levies (i) which are not yet due or payable without penalty, (ii) which Kingstone is contesting in good faith by appropriate proceedings so long as Kingstone has set aside on its books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (iii) which secure obligations of less than $500,000 in amount; or

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lien of any judgment, if that judgment (i) is discharged, or stayed on appeal or otherwise, within 90 days, (ii) is currently being contested in good faith by appropriate proceedings so long as Kingstone has set aside on its books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles or (iii) involves claims of less than $500,000.

The holders of not less than a majority in aggregate principal amount of the Notes may waive compliance in a particular instance by Kingstone with any provision of the Indenture or the Notes, including the foregoing covenants, except as otherwise stated below under “— Modification of the Indenture.”

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes (except for certain surviving rights of the Trustee and Kingstone’s obligations with respect thereto), when:

(1) either: (a) all Notes that have been authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for which payment has been deposited in trust or segregated and held in trust by Kingstone and thereafter repaid to Kingstone, have been delivered to the Trustee for cancellation; or (b) all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable at their stated maturity, (ii) shall become due and payable within one year or (iii) if redeemable at Kingstone’s option, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Kingstone and Kingstone has irrevocably deposited with the Trustee or the paying agent, in trust, for the benefit of the holders of the Notes, cash in United States dollars and/or non-callable government securities in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued but unpaid interest, to the date of maturity or redemption, as the case may be;

(2) Kingstone has paid all sums payable by it under the Indenture with respect to the Notes;

(3) Kingstone has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(4) Kingstone has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the Notes have been satisfied.

Legal Defeasance and Covenant Defeasance

Legal Defeasance.

Kingstone will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 91st day after it has made the deposit referred to below, and the provisions of the Indenture will cease to be applicable with respect to the Notes (except for, among other matters, certain obligations to register the transfer of or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold funds for payment in trust) if:

(1) Kingstone has irrevocably deposited with the Trustee, in trust, cash in United States dollars and/or non-callable government securities that will provide funds in amount sufficient, without reinvestment, in the opinion of a nationally recognized public accounting firm, to pay the principal of, premium, if any, and accrued interest on the Notes at the time such payments are due or on the applicable redemption date in accordance with the terms of the Indenture;

(2) Kingstone has delivered to the Trustee: (i) an opinion of counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the Indenture; and (ii) an opinion of counsel to the effect that the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940 and, after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(3) no default (as defined above) or event of default will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of Kingstone are concerned, during the period ending on the 91st day after the date of such deposit;

(4) Kingstone shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that, subject to certain assumptions and exclusions, all conditions precedent provided for or relating to the defeasance have been complied with; and

(5) the Trustee shall have received such other documents, assurances and opinions of counsel as the Trustee shall have reasonably required.

Covenant Defeasance.

Kingstone will not need to comply with certain restrictive covenants, and the provisions of the Indenture will cease to be applicable with respect to an event of default under the Notes other than an event of default due to its failure to pay the principal of or interest on the Notes when due, upon the satisfaction of the conditions described in clauses 1, 2, 3, 4 and 5 of the preceding paragraph.

If Kingstone exercises its option to omit compliance with certain provisions of the Indenture as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the Trustee may not be sufficient to pay amounts due on the Notes at the time of acceleration resulting from such event of default. In such event, Kingstone will remain liable for such payments.

Modification of the Indenture

With the consent of the holders of greater than 50% in aggregate principal amount of the Notes then outstanding, waivers, modifications and alterations of the terms of the Indenture may be made which affect the rights of such holders of the Notes. However, no modification or alteration may, without the consent of all holders of the Notes then outstanding affected thereby:

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change the stated maturity of the principal of, or any premium or any installment of interest on, the Notes;

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reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any premium payable upon the redemption of, the Notes;

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change the redemption provisions of the Notes;

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change the place of payment or the coin or currency in which the principal of or any premium or interest on the Notes is payable;

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impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the Notes or, in the case of redemption, on or after the redemption date;

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modify any of the provisions of the Indenture relating to the offices for notices and payments, filling vacancies in the Trustee’s office, and paying agent provisions in a manner adverse to holders of the debt securities; or

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reduce the percentage of Notes, the holders of which are required to:

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consent to any supplemental indenture;

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rescind and annul a declaration that the Notes are due and payable as a result of the occurrence of an event of default;

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waive any past event of default under the Indenture and its consequences; and

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waive compliance with other specified provisions of the Indenture.

In addition, as described in the description of “Events of Default; Waiver” set forth above, holders of greater than 50% in aggregate principal amount of the Notes then outstanding may waive past events of default with respect to the Notes in specified circumstances and may direct the Trustee in enforcement of remedies.

Kingstone and the Trustee may, without the consent of any holders, modify and supplement the Indenture:

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to evidence the succession of another corporation to Kingstone under the Indenture, or successive successions, and the assumption by the successor corporation of our covenants, agreements and obligations pursuant to the Indenture;

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to add to the covenants applicable to Kingstone such further covenants, restrictions, conditions or provisions as our board of directors shall consider to be for the protection of the holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the Indenture; provided, however, that, in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

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to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture or any description of such provision contained in this “Description of the Notes;”

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to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

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to make other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of the holders and to make any change that would provide additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

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to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the Indenture with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

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to modify, amend or supplement the Indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the Indenture shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

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to provide for the issuance under the Indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

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to change or eliminate any of the provisions of the Indenture; provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

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to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Outstanding Notes; Determinations of Holders’ Actions

Notes outstanding at any time are the Notes authenticated by the Trustee except for those cancelled by it, those mutilated, destroyed, lost or stolen that have been replaced by the Trustee, those delivered to the Trustee for cancellation and those described below as not outstanding. A Note does not cease to be outstanding because Kingstone or an affiliate of Kingstone holds the Note; provided, that, in determining whether the holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, amendment or waiver, Notes owned by Kingstone or an affiliate of Kingstone will be disregarded and deemed not to be outstanding; provided further, that, for purposes of determining whether the Trustee shall be protected in relying on such request, demand, authorization, notice, consent, amendment or waiver, only Notes which a responsible officer of the Trustee actually knows are so owned shall be disregarded. If the paying agent holds on a redemption date money or securities sufficient to pay Notes payable on that date, then immediately after such redemption date such Notes will cease to be outstanding.

The Trustee may make reasonable rules for action by or a meeting of holders of the Notes. The registrar or paying agent may make reasonable rules and set reasonable requirements for its functions.

Limitation on Individual Liability

No director, officer, employee, incorporator or stockholder of Kingstone, as such, will have any liability for any obligations of Kingstone under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a Note, by accepting a Note, waives and releases such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Trustee

Wilmington Trust, National Association will act as trustee for the Notes under the Indenture, as permitted by the terms thereof. At all times, the Trustee must be organized and doing business under the laws of the United States or any state thereof, and must comply with the applicable requirements under the Trust Indenture Act. The Trustee may resign at any time by giving Kingstone written notice and may be removed as Trustee with respect to the Notes:

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by notification in writing by the holders of a majority in aggregate principal amount of the outstanding Notes; or

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by Kingstone if (i) the Trustee fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) the Trustee is not organized and doing business under the laws of the United States or any state thereof; (iii) the Trustee becomes incapable of acting as Trustee; or (iv) a court takes certain actions with respect to the Trustee relating to bankruptcy or insolvency.

If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, Kingstone will promptly appoint a new Trustee. A resignation or removal of the Trustee will become effective only upon the successor Trustee’s acceptance of appointment in writing. The successor Trustee will deliver a notice of its succession to holders of the Notes.

If the Trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the Notes, within 90 days after the Trustee has acquired a conflicting interest which has not been cured or waived, the Trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as Trustee with respect to the Notes issued under the Indenture. If the Trustee resigns, Kingstone is required to promptly appoint a successor trustee with respect to the Indenture and the Notes.

The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction.

The Trustee and/or certain of its affiliates may provide banking, investment and other services to us. A trustee under the Indenture may act as trustee under any of our other indentures.

Notices

Any notices required to be given to the holders of the Notes will be given to DTC, and DTC will communicate these notices to DTC participants in accordance with its standard procedures.

Governing Law

The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York. The Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

BOOK-ENTRY, DELIVERY AND FORM OF NOTES

General

The Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will be issued on the issue date therefor only against payment in immediately available funds.

The Notes initially will be represented by one or more permanent global certificates (which may be subdivided) in definitive fully registered form without interest coupons (referred to herein as “global notes”). The global notes will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. Investors may hold their beneficial interests in a global note directly through DTC or indirectly through organizations which are participants in the DTC system.

Except as set forth in this prospectus supplement, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for Notes in certificated form except in the limited circumstances described below under “— Exchange of Book-Entry Notes for Certificated Notes.” Transfer of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Neither we nor the Trustee takes any responsibility for these operations and procedures and urges investors to contact the systems or their participants to directly discuss these matters.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (referred to herein as “participants”), and to facilitate the clearance and settlement of transactions in those securities between participants through electronic, computerized book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include both U.S. and non-U.S. securities brokers and dealers (including the underwriter), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to banks, securities brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (referred to herein as “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.
DTC has advised us that, pursuant to procedures established by it:

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upon deposit of the global notes, DTC will credit the accounts of participants designated by the underwriter with portions of the principal amount of the global notes; and

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ownership of interests in the global notes will be shown on, and the transfer of ownership of the global notes will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interests in the global notes).

 Upon issuance, a holder may hold its interests in the global notes directly through DTC if it is a participant, or indirectly through organizations that are participants or indirect participants. The depositaries, in turn, will hold interests in the Notes in customers’ securities accounts in the depositaries’ names on the books of DTC.

All interests in a global note will be subject to the procedures and requirements of DTC. The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to those persons will be limited to that extent. Because DTCcan act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge its interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing its interests. For certain other restrictions on the transferability of the Notes, see “— Exchange of Book-Entry Notes for Certificated Notes.”

Except as described below, owners of interests in the global notes will not have Notes registered in their name, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments on the global notes registered in the name of DTC, or its nominee, will be payable in immediately available funds by the Trustee (or the paying agent if other than the Trustee) to DTC or its nominee in its capacity as the registered holder under the Indenture. Kingstone and the Trustee, as applicable, will treat the persons in whose names the Notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Neither the Trustee nor any agent thereof has or will have any responsibility or liability for:

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any aspect of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

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any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by participants and indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of DTC, the Trustee, as applicable, or us.

Neither we nor the Trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes. Redemption notices shall be sent to DTC or its nominee.

Initial settlement for the Notes will be made in immediately available funds. Any secondary market trading activity in interests in the global notes will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will settle in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants who have an interest in DTC’s global notes in respect of the portion of the principal amount of the Notes as to which the participant or participants has or have given direction. However, if an event of default exists under the Indenture, DTC reserves the right to exchange the global notes for Notes in certificated form and to distribute the certificated Notes to its participants.

We believe that the information in this section concerning DTC and its book-entry system has been obtained from reliable sources, but we do not take responsibility for the accuracy of this information. Although DTC will agree to the procedures described in this section to facilitate transfers of interests in the global notes among participants in DTC, DTC is not obligated to perform or to continue to perform these procedures, and these procedures may be discontinued at any time by giving reasonable notice. Neither we nor the Trustee will have any responsibility or liability for any aspect of the performance by DTC or its participants or indirect participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the global notes that are maintained by DTC or any of its participants or indirect participants.

Exchange of Book-Entry Notes for Certificated Notes

A global note is exchangeable for certificated Notes in definitive, fully registered form without interest coupons if:

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DTC notifies us that it is unwilling or unable to continue as depositary for the global notes and we fail to appoint a successor depositary within 90 days of receipt of DTC’s notice, or DTC has ceased to be a clearing agency registered under the Exchange Act and we fail to appoint a successor depositary within 90 days of becoming aware of this condition;

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at our request, DTC notifies holders of the Notes that they may utilize DTC’s procedures to cause the Notes to be issued in certificated form, and such holders request such issuance; or

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an event of default, or any event which after notice or lapse of time or both would be an event of default, exists under the Indenture and a request is made by DTC or one of its participants.

In addition, beneficial interests in a global note may be exchanged by or on behalf of DTC for certificated Notes upon request by DTC, but only upon at least 20 days prior written notice given to the Trustee in accordance with DTC’s customary procedures. In all cases, certificated Notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository in accordance with its customary procedures.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences to U.S. Holders (as defined below) of the acquisition, ownership, and disposition of the Notes that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only, and does not address all aspects of U.S. federal income taxation that may be important to a particular U.S. Holder in light of its investment or tax circumstances or to non-U.S. Holders or holders subject to special tax rules, such as partnerships (including entities and arrangements classified as partnerships for U.S. federal income tax purposes), subchapter S corporations or other pass-through entities, banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in stocks, securities or currencies, traders in securities that have elected to use the mark-to-market method of accounting for their securities, persons holding the Notes as part of an integrated transaction, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” U.S. Holders whose functional currency for tax purposes (as defined in Section 985 of the Code) is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

This summary is directed solely to U.S. Holders that, except as otherwise specifically noted, will purchase the Notes offered in this prospectus supplement upon original issuance for the “issue price” (i.e., the first price at which a substantial amount of the Notes is sold for money to persons, other than to bond houses, brokers or similar persons or organizations acting in the capacity of the underwriter, placement agents or wholesalers) for cash and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

This summary is not a comprehensive description of all of the U.S. federal tax consequences that may be relevant to U.S. Holders with respect to the acquisition, ownership and disposition of the Notes. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and estate tax consequences to you of acquiring, owning and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of Notes that is for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source;

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a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

●
a trust in existence on August 20, 1996 that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes offered by this prospectus supplement, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the Notes should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of the Notes by the partnership.

Consequences to U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to U.S. Holders of the Notes.

Payment of Interest. If the issue price of a Note is less than its stated redemption price at maturity (generally, its principal amount) by more than a de minimis amount, a U.S. Holder will be subject to special U.S. federal income tax rules with respect to this original issue discount (referred to as “OID”). OID will be considered de minimis if it is less than 0.25% of the stated redemption price at maturity multiplied by the “weighted average maturity” of the Notes. The “weighted average maturity” of a Note is the sum of the following amounts, determined for each installment of principal paid: (i) the number of complete years from the issue date until such principal payment is made, multiplied by (ii) a fraction equal to the amount of such principal payment divided by the Note’s stated redemption price at maturity. U.S. Holders of Notes with de minimis OID generally will include the amount of de minimis OID on the Notes in income, as capital gain, on a pro rata basis as principal payments are made on the Notes. It is expected, and this discussion assumes, that the Notes will not be issued with more than a de minimis amount of OID for U.S. federal income tax purposes. Accordingly, interest on a Note generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Sale, Exchange, or Retirement of Notes. Upon the sale, exchange, retirement, or other disposition of a Note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition and the U.S. Holder’s adjusted tax basis in the Note. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the Note, but will exclude amounts attributable to accrued but unpaid interest which will be treated as described above under “Payment of Interest.” A U.S. Holder’s adjusted tax basis in a Note will generally be the cost of the Note to such U.S. Holder.

Gain or loss realized on the sale, exchange, retirement, or other disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if the Note has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Tax on Net Investment Income. Certain U.S. Holders, including certain individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on their “net investment income.” For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the applicability of the net investment income tax to any of their income or gains in respect of the Notes.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders (including a corporation and certain other persons who, when required, demonstrate their exempt status), we and other payors are required to report to the IRS all payments of principal and interest on the Notes. In addition, we and other payors generally are required to report to the IRS any payment of proceeds from the sale of a Note before maturity. Additionally, backup withholding generally will apply to any payments if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it is subject to backup withholding, or the U.S. Holder does not certify that it is not subject to backup withholding. If applicable, backup withholding will be imposed at a rate of 28%.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

UNDERWRITING

We are offering the Notes in an underwritten offering with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), as the sole underwriter. Subject to the terms and conditions contained in an underwriting agreement dated December       , 2017, we have agreed to sell to Sandler O’Neill, and Sandler O’Neill has agreed to purchase, the Notes.

The underwriting agreement provides that the obligations of Sandler O’Neill to purchase the Notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. Sandler O’Neill is obligated to purchase all of the Notes if it purchases any of the Notes.

Sandler O’Neill proposes to offer the Notes directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement, plus accrued interest, if any, from December      , 2017 to the date of delivery of the Notes, and to certain dealers at a concession not to exceed       % of the principal amount of the Notes. Sandler O’Neill may allow, and dealers may reallow, a concession not to exceed       % of the principal amount of the Notes on sales to other dealers. After the initial offering of the Notes to the public, the public offering price and other selling terms may be changed by Sandler O’Neill.

The Notes consist of a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or include the Notes in any automated quotation system. Sandler O’Neill has advised us that it intends to make a market in the Notes after the initial offering, although it is under no obligation to do so. Sandler O’Neill may discontinue any market making activities at any time without notice. We can give no assurance as to development, maintenance or liquidity of any trading market for the Notes.

Certain expenses associated with the offer and the sale of the Notes, exclusive of the underwriting discount, are estimated to be approximately $       and will be paid by Kingstone.

In connection with the offering, Sandler O’Neill may purchase and sell Notes in the open market. These transactions may include syndicate covering transactions and stabilizing transactions. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the absence of such activities. These activities, if commenced, may be discontinued at any time.

Kingstone has agreed to indemnify Sandler O’Neill against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments Sandler O’Neill may be required to make in respect of any of those liabilities.

Kingstone has agreed to reimburse Sandler O’Neill for certain expenses incurred by it in connection with the offering.

Our Relationship with the Underwriter

Sandler O’Neill, and some of its affiliates, have performed and expect to continue to perform financial advisory and investment banking services for us from time to time in the ordinary course of their respective businesses, and have received, and may continue to receive, compensation for such services.

LEGAL MATTERS

The validity of the senior unsecured debt securities offered hereby will be passed upon for us by Certilman Balin Adler & Hyman, LLP, East Meadow, New York. As of December 12, 2017, members of Certilman Balin Adler & Hyman, LLP owned 32,098 shares of our common stock. Certain legal matters in connection with this offering will be passed upon for the underwriter by Mayer Brown LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2016 and 2015 and for the years then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2016 have been incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon the report of Marcum LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Kingstone Companies, Inc.

$60,000,000 of Debt Securities
____________________
We may offer, issue and sell, from time to time, in one or more offerings, the debt securities described in this prospectus.  The aggregate initial offering price of all debt securities sold under this prospectus by us will not exceed $60,000,000.

This prospectus describes the general terms of the debt securities that we may offer and the general manner in which such debt securities will be offered by us. We will provide the specific terms of these offerings in supplements to this prospectus. We may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement and any related free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the debt securities being offered.

We may offer debt securities in amounts, at prices and on terms determined at the time of offering.  Our debt securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell our debt securities, we will name them and describe their compensation in a prospectus supplement.  No debt securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such debt securities.
____________________
Investing in our debt securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" on page 4 and contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of debt securities unless accompanied by a prospectus supplement.
____________________
The date of this prospectus is November 28, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to as the SEC, using a "shelf" registration process. Under this shelf registration process, we may from time to time offer and sell any of the debt securities described in this prospectus in one or more offerings up to a total dollar amount not to exceed $60,000,000.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read the information in this prospectus, the applicable prospectus supplement, any free writing prospectus that we authorize for use in connection with this offering and the additional information incorporated by reference herein as provided for under the heading "Incorporation of Certain Information by Reference."

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectuses that we authorize for use in connection with this offering. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.  We are not making an offer to sell the debt securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement, or any free writing prospectus that we authorize for use in connection with this offering is accurate or complete as of any date other than the dates of the applicable documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Obtain More Information." As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's website or at the SEC's offices described below under the heading "Where You Can Obtain More Information."

Unless the context of this prospectus indicates otherwise, the terms "Kingstone," the "Company," "we," "us" or "our" refer to Kingstone Companies, Inc. and its consolidated subsidiaries. "KICO" refers to Kingstone Insurance Company, our principal operating subsidiary.

WHERE YOU CAN OBTAIN MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington D.C. 20549. You may also obtain copies of these reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy statements, information and registration statements, and other information regarding us that we file electronically with the SEC. In addition, we make available, without charge, through our website, www.kingstonecompanies.com, electronic copies of various filings with the SEC, including copies of Annual Reports on Form 10-K. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate in this prospectus any information contained on our website. Our subsidiary, Kingstone Insurance Company, also has a website at www.kingstoneinsurance.com. The information on that website likewise is not and should not be considered part of this prospectus and is not incorporated in this prospectus by reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents filed separately with the SEC. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in those documents is deemed "furnished" in accordance with SEC rules.

●	Our Annual Report on Form 10-K for the year ended December 31, 2016;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;
●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017;
●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017;
●	Our Current Report on Form 8-K filed on January 23, 2017;
●	Our Current Report on Form 8-K filed on January 27, 2017;
●	Our Current Report on Form 8-K filed on May 1, 2017;
●	Our Current Report on Form 8-K filed on May 15, 2017;
●	Our Current Report on Form 8-K filed on August 11, 2017; and
●	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 0-15362).

We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements on Schedule DEF 14A.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, any prospectus supplement or any free writing prospectus that we authorize for use in connection with this offering modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any prospectus supplement except as so modified or superseded.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York 12401
(845) 802-7900

RISK FACTORS

Investing in our debt securities involves risk. Please see the "Management's Discussion and Analysis of Financial Condition and Results of Operations – Factors That May Affect Future Results and Financial Condition" section in our most recent Annual Report on Form 10-K, along with any disclosure related to such factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these factors as well as all other information contained or incorporated by reference in this prospectus. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our debt securities. The prospectus supplement applicable to the debt securities we offer may contain a discussion of additional risks applicable to an investment in us and the debt securities we are offering under that prospectus supplement. Please also refer to the section below entitled "Special Cautionary Note Regarding Forward-Looking Statements."

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus are "forward-looking statements" within the meaning of the protections of Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of invoking these safe harbor provisions.

Forward-looking statements are made based on our management's expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words "estimate," "project," "believe," "intend," "anticipate," "expect," "target," "plan," "may" and similar expressions. These forward-looking statements may include, among other things:

●	statements relating to projected growth, anticipated improvements in earnings, earnings per share, and other financial performance measures, and management's long-term performance goals;
●	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
●	statements relating to our business and growth strategies; and
●	any other statements which are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

●	the risk of significant losses from catastrophes and severe weather events;
●	the inability to obtain an upgrade to our financial strength rating from A.M. Best or a downgrade in our rating;
●	adverse capital, credit and financial market conditions;
●	the unavailability of reinsurance at current levels and prices;
●	the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;
●	the credit risk of our reinsurers;
●	the inability to maintain the requisite amount of risk-based capital needed to grow our business;
●	the effects of climate change on the frequency or severity of weather events and wildfires;
●	risks related to the limited market area of our business;
●	risks related to a concentration of business in a limited number of producers;
●	legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;
●	limitations with regard to our ability to pay dividends;
●	the effects of competition in our market areas;
●	our reliance on certain key personnel;
●	risks related to security breaches or other attacks involving our computer systems or those of our vendors; and
●	our reliance on information technology and information systems.

You should not place undue reliance on any forward-looking statement. These risks and uncertainties should be considered in evaluating any forward-looking statement contained or incorporated by reference in this prospectus. All forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.  We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In addition, our past results are not necessarily indicative of our future results.

THE COMPANY

We offer property and casualty insurance products to individuals and small businesses in New York State and other markets through our wholly owned subsidiary, Kingstone Insurance Company, referred to as KICO. KICO's insureds are located primarily in downstate New York, consisting of New York City, Long Island and Westchester County. KICO is also licensed in the states of New Jersey, Connecticut, Pennsylvania, Rhode Island and Texas. KICO is currently offering its property and casualty insurance products in New York, New Jersey and Pennsylvania. Although New Jersey is now a growing expansion market for us, KICO currently writes substantially all of its business in New York.

Our headquarters are located at 15 Joys Lane, Kingston, New York 12401. Our telephone number is (845) 802-7900. Our subsidiary, Kingstone Insurance Company, has a website at www.kingstoneinsurance.com and we maintain certain information on our website at www.kingstonecompanies.com. The information on those websites should not be considered part of this prospectus and is not incorporated in this prospectus by reference.

USE OF PROCEEDS

Unless we indicate a different use in an accompanying prospectus supplement, the net proceeds from our sale of the offered debt securities will be used for general corporate purposes, including, without limitation, to contribute capital to KICO to support growth, including business expansion, and to finance possible acquisitions.

The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following is a description of the material features, terms and provisions of the debt securities that we may offer from time to time. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.  The applicable prospectus supplement may add, update or change the terms and conditions of the debt securities as described in this prospectus.

We may issue debt securities from time to time in one or more series. We may issue senior debt securities or subordinated debt securities under separate indentures, which may be supplemented or amended from time to time. Senior debt securities would be issued under a senior indenture and subordinated debt securities would be issued under a subordinated indenture. The senior debt indenture and subordinated debt indenture are referred to individually in this prospectus as the indenture, and collectively as the indentures.  A form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.  Any supplemental indenture will be filed by us from time to time by means of an exhibit to a Current Report on Form 8-K and will be available for inspection as described above under "Where You Can Obtain More Information" and "Incorporation of Certain Information by Reference."

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations through our subsidiary, KICO. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of KICO.  In addition, our right to participate as a stockholder in any distribution of assets of KICO (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of KICO.

The indentures, and any supplemental indentures, will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indenture or supplemental indenture. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture or supplemental indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture or supplemental indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

The applicable prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will, to the extent applicable, include:

•	the title and form of the debt securities;

•	the ranking of the debt securities as compared to other debt;

•	the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person or persons to whom any principal or interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	whether the debt securities are entitled to the benefit of any sinking fund;

•	the identity of the trustee;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of such defeasance; and

•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount debt securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount debt securities.

PLAN OF DISTRIBUTION

We may use this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize for use in connection with this offering to sell our debt securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell our debt securities (1) through one or more underwriters or dealers, (2) through one or more agents, and/or (3) directly to one or more purchasers. We may distribute our debt securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	prices related to the prevailing market prices; or
●	negotiated prices.

We may solicit directly offers to purchase the debt securities being offered by this prospectus. We may also designate agents to solicit offers to purchase our debt securities from time to time. We will name in a prospectus supplement any underwriter, dealer or agent involved in the offer or sale of our debt securities.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our debt securities. We will name the agents involved in the offer or sale of our debt securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be customers of, or may engage in transactions with or perform services for, us in the ordinary course of business.

If we utilize a dealer in the sale of the debt securities being offered by this prospectus, we will sell our debt securities to the dealer, as principal. The dealer may then resell our debt securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of our debt securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of our debt securities to the public. In connection with the sale of our debt securities, we, or the purchasers of our debt securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our debt securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of our debt securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of our debt securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of our debt securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

In order to comply with the securities laws of certain states, if applicable, the debt securities offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states, the debt securities offered by this prospectus may not be sold unless such debt securities have been registered or qualified for sale in these states or an exemption from registration or qualification is available.

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the issuance of the debt securities to be offered by this prospectus will be passed upon for us by Certilman Balin Adler & Hyman, LLP, East Meadow, New York. As of November 15, 2017, members of Certilman Balin Adler & Hyman, LLP owned 32,098 shares of our common stock. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Our consolidated financial statements as of December 31, 2016 and 2015 and for the years then ended appearing in our Annual Report on Form 10-K for the year ended December 31, 2016 have been incorporated by reference in this prospectus in reliance upon the report of Marcum LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$

   % Senior Unsecured Notes due 202

____________

PROSPECTUS SUPPLEMENT
____________

________

December , 2017